UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2010

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On February 24, 2010, the Board of Trust Managers of Weingarten Realty Investors (the "Company"), approved the Company's 2010 Long-Term Incentive  Plan (the  "Plan"), subject to shareholder approval.  On or about March 26, 2010, the Company mailed a proxy statement to its shareholders describing the matters to be voted on at the annual meeting to be held on May 6, 2010, including the approval of the Plan.  Subsequent to the mailing, the Company decided to amend the Plan to conform to RiskMetrics guidelines and recommentdations.

On April 26, 2010, the Company's Board of Trust Managers approved the amendment and restatement of the Plan (the "Amended Plan") solely to revise Section 1.14 to include the requirement that no outstanding share options may be re-priced, nor may any awards be canceled and reissued with new terms and conditions without shareholder approval, and to clarify the shareholder vote required to approve the Amended Plan.

A copy of the Amended Plan is filed as exhibit 10.1 to this Current Report on Form 8-K and the changed portions of the Plan are underlined.

Any vote "FOR" or "AGAINST" the original Plan proposal using the proxy card previously made available to the shareholders of record by the Company or the voting instruction card made available to the shareholders of record by their brokerage firm, bank, broker-dealer, trustee or nominee will be counted as a vote "FOR" or "AGAINST" the Amended Plan, respectively.  Any shareholder of record who already voted on the Plan proposal and wishes to change his, her or its vote can do so by (i) properly executing a proxy of a later date, by phone, internet or mail; (ii) delivering an executed, written notice of revocation to the Company's Secretary, at our principal executive offices, 2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008 or a duly executed proxy bearing a date subsequent to his or her original proxy prior to the date of the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is being filed herewith:

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2010 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           April 26, 2010

WEINGARTEN REALTY INVESTORS

By:           /s/ Stephen C. Richter
Stephen C. Richter
Executive Vice President
and Chief Financial Officer